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                                                                    Exhibit 23.2

                          Independent Auditors' Consent

The Board of Directors
Oswego County Bancorp, Inc.



We consent to the use in Amendment No. 2 to Registration Statement No. 333-99347 on Form S-1 of our independent auditors' report dated January 15, 2002, except for note 1(t) which is as of February 21, 2002, with respect to the consolidated statements of financial condition of Oswego County Bancorp, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 included herein.


We consent to the filing of our opinion regarding the New York State income tax consequences of the reorganization as an exhibit to the Registration Statement.

We also consent to the references to our firm under the headings "Experts," "The Conversion and the Stock Offering - Tax Aspects," "Legal and Tax Opinions" and "Oswego County Bancorp Consolidated Statements of Income" in the related prospectus.

                                  /s/ KPMG LLP


Syracuse, New York
November 5, 2002